AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to update the fee schedule on Exhibit FF of the agreement and to amend the series of the trust to add the Semper Brentview Dividend Growth Equity Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Effective May 1, 2021, Amended Exhibit FF is hereby superseded and replaced with Amended Exhibit FF attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ADVISORS SERIES TRUST U.S. BANCORP FUND SERVICES, LLC

By: ______________________________ By: ________________________________

Printed Name: ____________________ Printed Name: ________________________

Title: President     Title: Senior Vice President

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Amended Exhibit FF to the Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series                         Date Added
Semper MBS Total Return Fund
Semper Short Duration Fund
Semper Absolute Return Bond Fund      on or after August 30, 2016
Semper Brentview Dividend Growth Equity Fund     on or after May 1, 2021

Transfer Agent, Shareholder & Account Services Fee Schedule at May 2021
Annual Service Charges to the Fund*
$ [ ] Base Fee per CUSIP- for first CUSIP for a Fund
$ [ ] Each additional class CUSIP for a Fund
$ [ ] per open NSCC Level 3 Accounts
$[ ] per open No-Load Fund Accounts
$[ ] per open Load Fund Accounts
$ [ ] per closed account - Closed (zero balance) Accounts
Annual Basis Point Fee per Fund Complex
Not Applicable
Services Included in Annual BaseFee per CUSIP
■Pivot - Client on-line access to fund and investor data
■NSCC System Interface
■Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades
■Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund; family parameters
■12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Activity Charges
■$[ ] /event Manual Shareholder Transaction & Correspondence
■$[ ] /transaction Omnibus Account Transaction
■$[ ] /month base fee Telephone Calls plus $[ ]/minute
■$[ ] / call Voice Response Calls
■$[ ] / trade Daily Valuation/Manual 401k Trade
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market

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fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

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Amended Exhibit FF (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services (Additional Services Fee Schedule)
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
■$ [ ] per qualified plan account or Coverdell ESA account (Cap at $[ ] per SSN)
■$ [ ] per transfer to successor trustee
■$ [ ] per participant distribution (Excluding SWPs)
■$ [ ] per refund of excess contribution
■$ [ ] per reconversion/recharacterization
Additional Shareholder Paid Fees
■$ [ ] per outgoing wire transfer or overnight delivery
■$ [ ] per telephone exchange
■$ [ ] per return check or ACH or stop payment
■$ [ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

■Digital Investor

■Annual Fee - Based on Login Volume
•$ [ ] - Up to 100,000
•$ [ ] - 100,000 - 999,999
•$ [ ] - 1,000,000+
•$ [ ] - Annual Charge for Systematic (Add/Change/Delete)
•$ [ ] - Annual Charge for New Account Setup & Bank Verify

■Activity Fees:
•$ [ ] per event, per login
•$ [ ] per event, Login Challenge (email or SMS Text)
•$ [ ] per event, Inquiry
•$ [ ] per event, Account Maintenance
•$ [ ] per event, Transaction - financial transactions, duplicate statements requests, etc.
•$ [ ] per event, New Account Set-up
•[ ] per event, Bank Verification Attempt

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

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Amended Exhibit FF (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

■Account inquiry
•$ [ ] per event Inquiry
•$ [ ] per month per ID Vision ID

*Vision ID and event charges also apply.
■Threatmetrix Services: MFA Annual Product Fee
•$ [ ] Monthly, $ [ ] Annually - Below 1000 IDs
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
■$ [ ] per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
Additional Data Delivery Services
■Ad Hoc/Power Select File Development
•$ [ ] per file Standard ad-hoc select
•$ [ ] per hour consultation and programming development for Custom coded data for recurring, scheduled delivery
•$ [ ] per file per month for recurring files/reports scheduled for delivery via Report Source - Support Charges
•Recurring files scheduled for delivery via Pivot.
Programming Services

■$ [ ] per hour (subject to change)

■Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund Setup programming (transfer Agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
■$ [ ] per direct open account per year
Dealer Survey Completion
Dealer fund survey requests - $[ ] per hour for completion and quality validation - WAIVED
Fund Event* Services
■$ [ ] /hour, Programming & File Delivery
■$ [ ] /hour, Project Management/Analysis
■$ [ ] /account/month, Account Data Retention - until purged*
■$ [ ] /CUSIP/month, CUSIP Data Retention - until purged*

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Amended Exhibit FF (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.
CUSIP Setup
■$ [ ] per CUSIP - CUSIP Setup beyond the initial CUSIP
■$ [ ] per CUSIP (Less than 35 days) - Expedited CUSIP Setup

Fund Characteristic Change
■$ [ ] per fund/ per change - Fund Name Change
■$ [ ] per fund/ per change - Fund CUSIP Change

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Amended Exhibit FF (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Additional Available Services
(These services will not be billed for, unless selected)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
■$ [ ] per year, Base Fee Per Management Company - file generation and delivery

■Per Record Charge
•$ [ ] Rep/Branch/ID
•$ [ ] Dealer

■$ [ ] per record Price Files or $[ ] per user per month, whichever is less

•Transaction Processing*
•$ [ ] per Management Company Implementation Fee
•$ [ ] per event Transaction - purchase, redeem, and exchange
•$ [ ] per month Monthly Minimum Charge

■Electronic Statements*
•$ [ ] per fund group Implementation
•$ [ ] per image Load charges
•$ [ ] per document Archive charge (for any image stored beyond 2 years)
■STAT - Statement and Tax Form Storage & Retrieval
•$ [ ] per user Setup
•$ [ ] per user per month Support
•Additional Support Quoted Separately

■Custom Electronic File Exchange (MFS delivery of standard TIP files)
•$ [ ] one-time fee to Setup
•$ [ ] per file per month, Support

■File Delivery to Alternate Sales Reporting Provider
•$ [ ] one-time fee to Setup
•$ [ ] per file per month Maintenance Fee
Chat Services
■$ [ ] Implementation Fee
■$ [ ] per month Monthly Fee
■$ [ ] per Chat Fee or $[ ] per minute of chat
Electronic Form Delivery and Signature Capture
■$ [ ] Implementation fee (includes 15 forms)
■$ [ ] for each additional form and email template - Additional setup fee
■$ [ ] per form, Form and fund logo modifications
■$ [ ] per updated Fund Logo
■$ [ ] per month, Monthly minimum fee
■$ [ ] Per electronic envelope Fee

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Amended Exhibit FF (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement
Additional Available Services (Continued)
(These services will not be billed for, unless selected)
Recordkeeping Application Access

■Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
•$ [ ] implementation
•$ [ ] per month

■Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth

■TA2000 3270 Emulation (Mainframe Green Screen) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$ [ ] implementation
•$ [ ] 0 per ID per month

■TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$ [ ] implementation
•$ [ ] per ID per month

■TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account inquiry only.
•$ [ ] implementation
•$ [ ] per ID per month

■Automated Work Distributor (AWD) - Image and workflow application.
•$ [ ] implementation
•$ [ ] per ID per month

■Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
•$ [ ] implementation
•$ [ ] per ID per month

■PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•$ [ ] per month
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
■$ [ ] setup per fund group
■$ [ ] per month administration
■$ [ ]per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

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■$ [ ] per fund group per month
CTI Reporting
Integrated custom detailed call reporting - $ [ ] per monthly report

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Additional Available Services (Continued)
(These services will not be billed for, unless selected)
Literature Fulfillment Services
■Account Management/Database Administration
•$ [ ] per month
•$ [ ] per SKU - Receiving
•$ [ ] per order - Order Processing
•$ [ ] per month per location - Skid Storage
•$ [ ] per SKU - Disposal

■Inbound Tele servicing Only
•$ [ ] per month Account Management (OR)
•$ [ ] per call, Call Servicing

■Lead Source Reporting
•$ [ ] per month

■Closed Loop Reporting
•$ [ ] per month, Account Management
•$ [ ] per fund group, Database Installation, Setup

■Miscellaneous Expenses
•Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
■$ [ ] per Month
Mutual Fund Profile II Services
■Not Applicable
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
■$ [ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
■$ [ ] MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
■$ [ ] MARS Sales Reporting (Includes 1 Sales Users)
■$ [ ] MARS 22c-2 Compliance (Includes 1 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[ ] per month.

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Additional Available Services (Continued)
(These services will not be billed for, unless selected)
Standard MARS System Setup & Implementation Costs
■$ [ ]- SalesForce.com Integration
■$ [ ]- Custom Data Interface
■$ [ ]- Omni SERV Setup
■$ [ ]- Standard Interface
■$ [ ]- Additional Omni SERV Interface
Standard MARS Licenses (Monthly Fee Per User)
■$ [ ] - Sales Reporting
■$ [ ] - 22c-2 Compliance
■$ [ ] - CRM
■$ [ ]- SFDC
MARS Training (in-person):
■$ [ ]/day plus travel and out-of-pocket expenses.
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
•0 - 5K         $ [ ]      5K - 7.5K $ [ ]
•7.5K - 10K    $ [ ] 10K - 15K    $ [ ]
•15K - 20K    $ [ ]     20K - 40K    $ [ ]
•40K - 60K    $ [ ]     60K - 80K    $ [ ]
•80K - 100K    $ [ ]     100K - 120K    $ [ ]
•120K - 140K    $ [ ]     140K - 160K    $ [ ]
•160K - 180K    $ [ ]     180K - 200K    $ [ ]
•200K - 220K    $ [ ]     220K - 240K    $ [ ]
•240K - 260K    $ [ ]     260K - 280K    $ [ ]
•280K - 300K    $ [ ]     300K - 320K    $ [ ]
•320K - 340K    $ [ ]     340K - 360K    $ [ ]
•360K - 380K    $ [ ]     380K - 400K    $ [ ]
•400K - 420K    $ [ ]     420K - 440K    $ [ ]
•440K - 460K    $ [ ]     460K - 480K    $ [ ]
•480K - 500K    $ [ ]     500K - 520K    $ [ ]
•520K - 540K    $ [ ]     540K - 560K    $ [ ]
•560K - 580K    $ [ ]     580K - 600K    $ [ ]
•600K - 620K    $ [ ]     620K - 640K    $ [ ]
•640K - 660K    $ [ ]     660K - 680K    $ [ ]
•680K - 700K    $ [ ]     700K - 720K    $ [ ]
•720K - 740K    $ [ ]     740K - 760K    $ [ ]
•760K - 780K    $ [ ]     780K - 800K    $ [ ]
•800K - 820K    $ [ ]     820K - 840K    $ [ ]
•840K - 860K    $ [ ]     860K - 880K    $ [ ]
•880K - 900K    $ [ ]     900K - 920K    $ [ ]
•920K - 940K    $ [ ]     940K - 960K    $ [ ]
•960K - 980K    $ [ ]     980K - 1M    $ [ ]
Additional Products & Services (Quoted Separately):
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

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Additional Available Services (Continued)
(These services will not be billed for, unless selected)

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ
MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size
■$ [ ] - MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees )
■$ [ ] MARS Sales & Compliance Reporting
■$ [ ] MARS Sales Reporting Only
■$ [ ] MARS 22c-2 Compliance Only

Once an AUM of $[ ] has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.
Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[ ] per month. No CRM real-time integration. There is no system access with MARS Lite.
Additional MARS Lite System Setup & Implementation Costs (One-time fee)
■$ [ ] - Custom Data Interface
■$ [ ] - Additional OmniSERV Setup ($[ ]Monthly)
■$ [ ]- Standard DCIO Interface Setup ($[ ] Monthly)
■$ [ ]- Standard Interface Setup ([ ] Monthly)
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
•0 - 5K         $ [ ]      5K - 7.5K $ [ ]
•7.5K - 10K    $ [ ] 10K - 15K    $ [ ]
•15K - 20K    $ [ ]     20K - 40K    $ [ ]
•40K - 60K    $ [ ]     60K - 80K    $ [ ]
•80K - 100K    $ [ ]     100K - 120K    $ [ ]
•120K - 140K    $ [ ]     140K - 160K    $ [ ]
•160K - 180K    $ [ ]     180K - 200K    $ [ ]
•200K - 220K    $ [ ]     220K - 240K    $ [ ]
•240K - 260K    $ [ ]     260K - 280K    $ [ ]
•280K - 300K    $ [ ]     300K - 320K    $ [ ]
•320K - 340K    $ [ ]     340K - 360K    $ [ ]
•360K - 380K    $ [ ]     380K - 400K    $ [ ]
•400K - 420K    $ [ ]     420K - 440K    $ [ ]
•440K - 460K    $ [ ]     460K - 480K    $ [ ]
•480K - 500K    $ [ ]     500K - 520K    $ [ ]
•520K - 540K    $ [ ]     540K - 560K    $ [ ]
•560K - 580K    $ [ ]     580K - 600K    $ [ ]
•600K - 620K    $ [ ]     620K - 640K    $ [ ]
•640K - 660K    $ [ ]     660K - 680K    $ [ ]

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•680K - 700K    $ [ ]     700K - 720K    $ [ ]
•720K - 740K    $ [ ]     740K - 760K    $ [ ]
•760K - 780K    $ [ ]     780K - 800K    $ [ ]
•800K - 820K    $ [ ]     820K - 840K    $ [ ]
•840K - 860K    $ [ ]     860K - 880K    $ [ ]
•880K - 900K    $ [ ]     900K - 920K    $ [ ]
•920K - 940K    $ [ ]     940K - 960K    $ [ ]
•960K - 980K    $ [ ]     980K - 1M    $ [ ]
•
The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund's AUM must be under one billion dollars. Once a client has reached and AUM of $1 billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.

Informa Shareholder Electronic Statement Services
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
■$ [  ] per statement, Document Loading, Storage, and Access
■$ [  ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ [  ] initial setup fee, Development & Implementation of Electronic Confirm Statements
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
■$ [  ] per statement, Document Loading, Storage, and Access
■$ [  ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ [  ] initial setup fee, Development & Implementation of Electronic Investor Statements
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
■$ [  ] per statement, Document Loading, Storage, and Access
■$ [  ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ [  ] initial setup fee, Development & Implementation of Electronic Tax Statements
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
■$ [  ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ [  ] initial setup fee, Development & Implementation of Electronic Compliance Documents -
Related Digital Investor Fees
■$ [  ] per transaction, View Consent Enrollment
■$ [  ] per transaction, Consent Enrollment
■$ [  ] per view, View Statements
Notes:
■Statements presented as PDF documents
■Statements will be loaded for all accounts, regardless of consent
■Three-year minimum term
■Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $[  ] per document per year for three years and greater, if desired
Digital Investor customization charges apply

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Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit FF.

Semper Capital Management, L.P.

By:_____________________________

Printed Name:_____________________

Title:____________________________    Date:_______________

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